Exhibit 21
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                      SUBSIDIARIES OF THE REGISTRANT


                            State or Other
                            Jurisdiction of
Name of                     Incorporation            Percentage
Subsidiary                  or Organization            Owned
----------                  ---------------            -----

Casmyn Mining                   Nevada                  100
Corporation

Auromar                         British                 100
Development                     Columbia,
Corporation                     Canada

Casmyn Mining                   Zimbabwe                100
Zimbabwe (Private)
Ltd.

Matabeleland                    Zimbabwe                100
Minerals (Private)
Limited

Greenhorn Mines                 Zimbabwe                100
(Private) Limited

Turk Mines (Private)            Zimbabwe                100
Limited

Morveen Mining                  Zimbabwe                100
(Private) Limited

Motapa Minerals                 Zimbabwe                100
(Private) Limited
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